Exhibit 10.29
     THIS LEASE is made this 24 day of July, 2006, between 100 & RW CRA LLC, having an office at 2 Research Way, Princeton, NJ 08540, hereinafter called “Landlord”, and Via Pharmaceuticals, Inc. with an office located at 101 College Road East, Princeton, New Jersey 08540, hereinafter called “Tenant”.
LEASE OF PREMISES
     Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to all of the terms and conditions hereinafter set forth, those certain premises (the “Premises”) as set forth in Items 1 of the Basic Lease Provisions and as shown in the drawings attached hereto as Exhibit “A” being located on the floor indicated in that certain office building (the “Building”) and on that certain lot (the “Parcel”) together hereinafter referred to as (the “Project”) being located at 101 College Road East, Township of Plainsboro, County of Middlesex, State of New Jersey.
BASIC LEASE PROVISIONS

1.	Location of Premises:	101 College Road East
Princeton, NJ 08540
2nd Floor

2.	Rentable Area of Premises:	1,980 rentable square feet
3.	Tenant’s Percentage Share:	3.67% (1,980/54,000)
4.	Base Project Operating Expenses:	Those incurred in the year 2006
5.	Base Project Property Taxes:	Those incurred in the year 2006
6.	Basic Annual Rent:	$48,510.00 per annum
7.	Basic Monthly Rental Installments:	$4,042.50 per month
8.	Term:	Five (5) Years
9.	Target Commencement Date:	ASAP
10.	Security Deposit:	$8,085.00
11.	Parking Spaces:	8
12.	Broker(s):	Henderson’s Sotheby International
Realty
13.	Permitted Use:	General Office
14.	Addresses for Notices:

	LANDLORD	TENANT

	100 & RW CRA LLC	Via Pharmacetucials, Inc.
	c/o Nat’l Business Parks, Inc.	101 College Road East
	2 Research Way	Princeton, NJ 08540
Princeton, NJ 08540

15. All payments under this Lease shall be payable to:
100 & RW CRA LLC
And mail to:
100 & RW CRA LLC
P.O. Box 95000-1115
Philadelphia, PA 19195-1115
or such other payee or address as Landlord may designate.
     IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing and Paragraphs 1 through 46 which follow, together with Exhibits A through E, inclusive, incorporated herein by this reference as of the date first above written.

100 & RW CRA LLC By: 100 &RW CRA Manger LLC, its Member

By:	/s/ John Zirinsky

John Zirinsky President

VIA PHARMACEUTICALS, INC.

By:	/s/ Lawrence K. Cohen

Name: Lawrence K. Cohen
Title: CEO

STATE OF NEW YORK:
                                          :ss
COUNTY OF NEW YORK:
     BE IT REMEMBERED, that on this 8th day of August, 2006, before me, the subscriber, a Notary Public of the State of New York, personally appeared John Zirinsky, President of 100 & RW CRA Manager LLC the Member of 100& RW CRA LLC, who, I am satisfied, is the person who has signed the within instrument, and he did acknowledge that he signed, sealed and delivered the same as such officer aforesaid; and that the within instrument is the voluntary act and deed of said limited liability company.

/s/ Marc L. DeCecchis
MARC L. DeCECCHIS
Notary Public, State of New York No. 4963923 Qualified in Westchester County Commission Expires 3/19/2010

STATE OF :
                                :ss
COUNTY OF:
     BE IT REMEMBERED, that on this                      day of                                           , 2006, before me, the subscriber, a Notary Public of the State of       , personally appeared                                                                ,                      of VlA PHARMACEUTICALS, INC, who, I am satisfied, is the person who has signed the within instrument, and he did acknowledge that he signed, sealed and delivered the same as such officer aforesaid; and that the within instrument is the volumiary act and deed of said entity made by virtue of authority from its Board of Directors or its Managers, or members, or general partners as appropriate.

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California
County of San Francisco

}SS.

On	7/24/06 Date	,	before me	,	M. A. Josephson Name and Title of Officer (e.g.,“Jane Doe. Notary Public”)	,

personally	appeared	Lawrence K. Cohen	,
Name(s) of Signer(s)

Place Notary Seal Above
☐ personally known to me
☐ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
WITNESS my hand and official seal.
          /s/ M. A. Josephson

Signature of Notary Public

OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.
Description of Attached Document

Title or Type of Document:

Document Date:	Number of Pages:

Signer(s) Other Than Named Above:

Capacity(ies) Claimed by Signer(s)
Signer’s Name:

☐   Individual

☐ Corporate Officer — Title(s):

☐ Partner — ☐ Limited ☐ General	RIGHT THUMBPRINT OF SIGNER Top of thumb here
☐ Attorney in Fact
☐ Trustee
☐ Guardian or Conservator
☐ Other:

Signer Is Representing:

Signer’s Name:

☐   Individual

☐ Corporate Officer — Title(s):

☐ Partner — ☐ Limited ☐ General	RIGHT THUMBPRINT OF SIGNER Top of thumb here
☐ Attorney in Fact
☐ Trustee
☐ Guardian or Conservator
☐ Other:

Signer Is Representing:

© 2004 National Notary Association • 9350 De Soto Ave., P.O. Box 2402 • Chatsworth, CA 91313-2402      Item No. 5907      Reorder: Call Toll-Free 1-800-876-6827

TABLE OF CONTENTS

PARAGRAPH	PAGE
1. Commencement Date and Term	6
2. Basic Annual Rent	6
3. Additional Rent	7-10
4. Security Deposit	10
5. Repairs	11
6. Improvements and Alterations	11-13
7. Liens	13
8. Use of Premises	13-16
9. Utilities and Services	16-19
10. Rules and Regulations	19-20
11. Taxes on Tenant’s Property	20
12. Substituted Premises	21
13. Fire and Casualty	21
14. Eminent Domain	22
15. Assignment and Subletting	22-24
16. Landlord’s Access to Premises	24
17. Subordination; Attornment; Estoppel Certificates	24-25
18. Sale by Landlord	25
19. Indemnification and Insurance	25-28
20. Waiver of Subrogation	28
21. No Waiver	28
22. Default	29-31
23. Right of Landlord to Cure Tenant’s Default	31
24. Notices	32
25. Insolvency or Bankruptcy	32
26. Surrender and Holdover	32-33
27. Condition of Premises	33
28. Quiet Possession	33
29. Limitation of Landlord’s Liability	33-34
30. Governing Law	34
31. Common Facilities	34
32. Successors and Assigns	34-35
33. Brokers	35
34. Name	35
35. Examination of Lease	36
36. Additional Charges	36
37. Marginal Headings	36
38. Prior Agreements; Severability	36-37
39. Parking	37
40. Authority	37
41. No Light, Air or View Easement	37

PARAGRAPH	PAGE
42. Force Majeure	38
43. Attornment	38
44. Common Area Maintenance Cost	38
45. Notice Regarding Tenant’s Move In or Out	39
46. Option to Terminate Lease	39

Exhibit “A”	Floor Plan(s)
Exhibit “Bl”	Landlord’s Work Letter
Exhibit “B2”	Building Standard
Exhibit “C”	Commencement Date Memorandum
Exhibit “D”	Rules and Regulations
Exhibit “E”	Janitorial Specifications

COMMENCEMENT DATE AND TERM
PARAGRAPH 1
     (A) The term of this Lease shall be as shown in Item 8 of the Basic Lease Provisions and shall commence on the Target Commencement Date as shown in Item 9 of the Basic Lease Provisions or such earlier date as Tenant takes possession or commences use of the Premises for any purpose, and/or the issuance of a Temporary Certificate of Occupancy. Such date of commencement, hereinafter the “Commencement Date”, shall be confirmed by Landlord and Tenant by execution of a “Commencement Date Memorandum” in a form substantially similar to Exhibit “C”.
     (B) Notwithstanding the Commencement Date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said Commencement Date, then Landlord shall not be subject to any liability therefor; nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder, provided that Tenant shall not be obligated to pay Rent (except a sum equal to the first Basic Monthly Rental Installment) until possession of the Premises is rendered to Tenant. In the event Landlord is unable to deliver possession of the Premises within 180 days after the issuance of all necessary permits, Tenant shall have the option to terminate this Lease.
BASIC ANNUAL RENT
PARAGRAPH 2
     (A) Tenant agrees to pay as Basic Annual Rent for the Premises the initial sum shown in Item 6 of the Basic Lease Provisions. Except for months when this Lease is not in effect for the full calendar month (partial month), the Basic Annual Rent shall be payable in U.S. currency in equal monthly installments, hereinafter sometimes referred to as “Basic Monthly Rental Installments”, in advance without notice, deduction, demand, offset, or abatement, except as set forth herein. Basic Monthly Rental Installments shall be in the initial sum shown in Item 7 of the Basic Lease Provisions. Payment of Basic Annual Rent shall commence on the Commencement Date (except that the first month’s rent shall be due upon the signing of this Lease), and continue on the first day of each calendar month thereafter except that Basic Rent for any partial month during the term hereof shall be prorated in the proportion that the number of days this lease is in effect during such partial month bears to the number of days in that calendar month, and shall be paid at the commencement of such partial month, and except further that the Basic Monthly Rental Installment for the first full calendar month of this Lease for which an installment of Basic Annual Rent is due will be paid on execution hereof.
     (B) In addition to the Basic Annual Rent stipulated herein, Tenant covenants and agrees to pay Landlord without offset or deduction as additional Rent, hereinafter “Additional Rent”, all other sums and charges which are to be paid by Tenant pursuant to the terms of this Lease. Except as otherwise provided in this Lease, Additional Rent shall be due and payable on the first day of the month following the date on which Tenant is given notice that Additional Rent is due. Rent means Basic Annual Rent and Additional Rent.
ADDITIONAL RENT
PARAGRAPH 3
     (A) For each calendar year during the term of this Lease, Tenant agrees to pay as items of Additional Rent for the Premises, Tenant’s “Percentage Share” (being the percentage indicated in Item 3 of Basic Lease Provisions) of all increases in “Project Operating Expenses” and “Project Property Taxes” (as hereinafter defined) incurred by Landlord in the operation of the Building or Project over the Base Project Operating Expenses and Base Project Property Taxes as stipulated in Items 4 and 5 respectively in the Basic Lease Provisions.
     (B) The items of Additional Rent contemplated under subparagraph 3(A) shall be calculated in accordance with the following procedures:
(i)	Each December during the term hereof or as soon thereafter as practical, Landlord shall give Tenant written notice of Landlord’s estimate of any amounts payable under subparagraph 3(A) above for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay Landlord without further notice 1/12 (One-twelfth) of such estimated amounts, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the then applicable rental until the month after such notice is given. If at any time or times it appears to Landlord that the adjusted amounts payable under subparagraph 3(A) for the current calendar year will exceed its estimate, Landlord may, by notice to Tenant, revise its estimate for such year. Subsequent payments by Tenant for such year shall be based upon such revised estimate.

(ii)	Within ninety (90) days after the close of each calendar year or as soon thereafter as is practical, Landlord shall deliver to Tenant a statement of the annual adjustment of those Additional Rent items made pursuant to subparagraph 3(A) for such calendar year. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall refund or credit such excess to Tenant within thirty (30) days after delivery of the statement. If on the basis of such statement Tenant owes an amount that is more than the estimated payment for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement.

(iii)	The Additional Rent due under the terms and conditions of this Paragraph 3 shall survive termination of this Lease, shall be payable by Tenant without any setoff or deduction, and shall be computed by Landlord on a prorated basis for any period less than a full calendar year.

(iv)	Anything to the contrary contained in this Paragraph 3 notwithstanding, if the average occupancy of the Building is less than ninety-five (95%) percent during the Base Year hereinafter defined, then Landlord shall make a determination (“Landlord’s Determination”) of what the Project Operating Expenses for such year would have been if during the entire year the average tenant occupancy of the Building were ninety-five (95%) percent. Landlord’s Determination shall be binding and conclusive upon Tenant and shall for all purposes of this Lease be deemed to be the Project Operating Expenses for the Base Year. Landlord shall notify Tenant of Landlord’s Determination within ninety (90) days following the last day of the Base Year. Thereafter, if for any subsequent calendar year beginning after the Commencement Date the average tenant occupancy of the Building is below ninety-five (95%) percent, the Project Operating Expenses for any such year shall be adjusted by Landlord to the amount that such Project Operating Expenses would have been if the average tenant occupancy during that year had been ninety-five (95%) percent. The term Base Year means the twelve (12) month period during which Base Project Operating expenses are calculated.
     (C) Definitions:
(i)	The term “Project Operating Expenses” as used herein shall include all costs of operation and maintenance of the Project for each calendar year as determined by generally accepted accounting principles consistently applied. Project Operating Expenses shall, by way of illustration but not limitation, include water and sewer charges, insurance premiums, license, permit, and inspection fees, fuel, heat, light, power (except for electricity charged directly to the Premises and other rental space on the Project), all costs, charges and expenses incurred by Landlord in connection with any change of any utility company providing electricity service, including without limitation, maintenance, repair, installation, and service costs associated therewith, steam, janitorial and patrol services, labor, salaries, air conditioning, landscaping maintenance and repair of the Building and driveways, parking structures and surface parking areas, ice and snow removal, supplies, materials, equipment, tools, property management fees, office costs, and the cost incurred in contesting the validity of Project Property Taxes. Project Operating Expenses shall also include but not be limited to the cost of any capital improvements made to the Building by Landlord that reduce Project Operating Expenses or that are required under any governmental law or regulation not previously applicable to the Building or not in effect at the time it was constructed. Such capital cost shall be amortized over such reasonable periods as Landlord shall determine with a return on capital at the then current prime interest rate of the largest national bank in New York City or at such higher rate as may have been paid by Landlord on the funds borrowed for the purpose of purchasing such capital improvements. In no event shall Project Operating Expenses ever be less than Base Project Operating Expenses stipulated in Item 4 of Basic Lease Provisions. Project Operating Expenses for the purposes of this Lease shall be calculated on the same basis as for all other tenants of the Project.

(ii)	The term “Project Property Taxes” as used herein shall include all real estate taxes or personal property taxes and other taxes, charges and assessments, unforeseen as well as foreseen, which are levied with respect to the Project and any improvements, fixtures and equipment and other property of Landlord, real or personal, located in the Building or on the Project and used in connection with the operation of the Project for each calendar year and shall include any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered in Paragraph 11, and shall also include any rental, excise, sales, transaction, privilege, or other tax or levy, however denominated, imposed upon or measured by the rental reserved hereunder or on Landlord’s business of leasing the Premises and Project, excepting only net income taxes. In no event shall Project Property Taxes ever be less than Base Project Property taxes stipulated in Item 5 of Basic Lease Provisions.
     (D) Unless Tenant takes written exception to any item in the statement referred to in subparagraph 3(B)(ii) within thirty (30) days after the furnishing of the statement, such statement shall be considered as final and accepted by Tenant. Any amount due Landlord as shown on any such statement shall be paid by Tenant within thirty (30) days after it is furnished to Tenant. If Tenant shall dispute in writing any specific item, or items in the statement of Project Operating Expenses and Project Property Taxes, and such dispute is not resolved between Landlord and Tenant within sixty (60) days after the date the statement was rendered, either party may, during the thirty (30) days next following the expiration of the sixty (60) days, refer such disputed item or items to any independent certified public accountant selected by Landlord, and reasonably acceptable to Tenant, for a determination. Pending the determination of any dispute with respect to the statement submitted by Landlord, Tenant shall pay when due the sums shown as due on such statement. If it shall be determined that any portion of such sums were not properly chargeable to Tenant then Landlord shall promptly credit or refund the appropriate sum to Tenant. The costs for the accountant’s review and determination will be borne by Landlord if it is determined that Landlord’s original calculation of the sum of both Project Property Taxes and Project Operating Expenses was in error by more than five (5%) percent, otherwise such costs will be borne by Tenant.
     (E) As one of the items of Additional Rent, payable monthly, Tenant shall also pay to Landlord the full cost of Tenant’s consumption of electricity, except for heating and air conditioning as provided in subparagraph 9(A)(ii), as determined in accordance with Paragraph 9.
     (F) The Basic Annual Rent plus Additional Rent are sometimes collectively referred to as “Rent”.
SECURITY DEPOSIT
PARAGRAPH 4
     Tenant has paid (at the signing of this Lease) Landlord such sum(s) as are set forth in Item 10 of the Basic Lease Provisions as security for the performance of the terms hereof by Tenant. Unless required by law, Landlord shall not be required to keep said Security Deposit separate from its general funds and Tenant shall not be entitled to receive interest thereon. In no instance shall the amount of such Security Deposit be considered a measure of liquidated damages. If Tenant defaults with respect to any provision of this Lease, including but not limited to, the provisions relating to the payment of Rent or the surrender of the Premises in accordance with the terms hereof upon the termination of the Lease, Landlord may, but shall not be required to use, apply or retain all or any part of this Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default including, without limitation, costs and attorneys’ fees incurred by Landlord and payable by Tenant pursuant hereto. If any portion of said deposit is so used or applied, Tenant shall, upon demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall constitute a default hereunder by Tenant. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant (or at Landlord’s option, to the permitted assignee of Tenant’s interest hereunder) within thirty (30) days following the expiration of the Lease term and after Tenant has vacated and delivered possession of the Premises to Landlord in accordance with the provisions of this Lease. In the event of bankruptcy or other debtor-creditor proceeding against Tenant, such Security Deposit shall be deemed to have been applied first to the payment of Rent and other charges due Landlord for all periods prior to filing of such proceedings.

REPAIRS
PARAGRAPH 5
     (A) Subject to Paragraph 5(B), Landlord shall cause all necessary repairs to be made to the exterior doors, windows, corridors and other common areas of the Building and the Project and Landlord shall cause the Building and the Project to be kept in a safe, clean and neat condition and shall use reasonable efforts to keep all equipment used in common with other tenants (such as elevators, plumbing, heating, air conditioning and similar equipment) in good condition and repair. Except as provided in Paragraph 13 hereof, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Project or in or to fixtures, appurtenances and equipment therein or thereon.
     (B) Tenant agrees that all repairs to the Premises not required above to be made by Landlord and all decorating, remodeling, alteration and painting required by Tenant during the term of this Lease, if approved by Landlord, shall be made by Landlord at the sole cost and expense of Tenant. Tenant will pay for any repairs to the Premises, the Building or the Project made necessary by any negligence or willful acts or omissions of Tenant or its assignees, subtenants, employees or their respective agents or other persons permitted in the Building or on the Project by Tenant, or any of them, and Tenant will maintain the Premises, and, upon termination of this Lease, will leave the Premises in a safe, clean, neat and sanitary condition (ordinary wear and tear excepted).
IMPROVEMENTS AND ALTERATIONS
PARAGRAPH 6
     (A) Prior to the Commencement Date, Landlord (in accordance with applicable building codes and regulations), at its sole cost and expense, shall furnish and install in or for the benefit of the Premeises pursuant to the plans and specifications referred to below (as shown on the attached Exhibit A), the following: (i) all walls separating the Premises from areas or from other tenant space; (ii) interior core improvements, including men’s and women’s toilet rooms, telephone closets, electrical closet, janitorial closet and core walls; and (iii) those Building Standard improvements as shown in Exhibit B-2 attached hereto. All such work shall be consistent with the plan set forth in Exhibit A hereto.
     (B) Landlord shall have the right at any time to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building or Project (Landlord shall endeavor to minimize any potential negative impact on or interference with Tenant’s quiet enjoyment of the Premises), and upon giving Tenant reasonable notice thereof, to change the name, number or designation by which the Building or the Project is commonly known.

     (C) The alterations, additions or improvements to or of the Premises or any part thereof referred to in this subparagraph (6)(C) do not include the initial tenant improvements. Tenant shall not make or cause to be made any alterations, additions or improvements to or of the Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld. Any such alterations, additions or improvements to the Premises consented to by Landlord shall at Landlord’s option be made by Landlord for Tenant’s account and Tenant shall pay Landlord for the costs thereof (including reasonable charge for Landlord’s overhead) within ten (10) days after receipt of Landlord’s statement, provided that Tenant shall not be obligated to permit Landlord to make such alterations, additions or improvements to the Premises in the event that Landlord cannot complete such alterations, additions or improvements to the Premises at a competitive cost (meaning the cost that would be charged by a landlord of a similar quality area building) and in a timely and first-class manner. All such alterations, additions and improvements shall (without compensation to Tenant) at Landlord’s option become Landlord’s property (except movable furniture, equipment and trade fixtures) and at the end of the term hereof, shall remain on the Premises unless Landlord elects by notice to Tenant to have Tenant remove same, in which event Tenant shall promptly restore the Premises to their condition prior to the installation of (i) such alterations, additions and improvements, and (ii) equipment of any nature (reasonable wear and tear to the Premises excepted). Further, Landlord may elect by notice to Tenant to have Tenant remove not only Tenant’s alterations, additions and improvements, but also any items of Tenant’s equipment including but not limited to movable furniture, trade fixtures, office equipment and any cafeteria equipment. Any such equipment not removed from the Premises at the end of the term hereof shall at the option of the Landlord become Landlord’s property without payment of any consideration therefor following at least five (5) days prior written notice to Tenant. The removal of any such equipment and any alterations, additions and improvements which Landlord elects Tenant to remove will be accomplished by Tenant prior to the expiration of the term of this Lease and if not done, Tenant will be deemed a tenant at sufferance pursuant to Paragraph 26. If Tenant does not perform such removal, Landlord may remove, destroy, store or otherwise dispose of such alterations, additions, improvements and equipment, whether or not Landlord takes title thereto. In addition, Tenant will pay (i) all Landlord’s reasonable costs of removing, disposing or destroying any such alterations, additions, improvements and equipment whether or not Landlord takes title thereto, that Tenant is supposed to remove, which Tenant does not remove, and (ii) Landlord’s reasonable cost to restore the Premises to their condition prior to the installation of any alterations, additions, improvements and equipment of any nature referred to in subdivision (i) of this sentence (ordinary wear and tear excepted). Such costs will include Landlord’s fees and expenses in collecting such costs and interest on such costs at the rate of fourteen (14%) percent per annum. Tenant will pay to Landlord Landlord’s reasonable costs of storage of any equipment which Tenant is supposed to remove pursuant to this paragraph that Tenant does not remove. Further, Landlord reserves and shall have right of access to the Premises at any time within ninety (90) days prior to any projected termination of this Lease to inspect the Premises to determine alterations, additions, improvements and equipment Landlord desires Tenant to remove (such right to be exercised reasonably and with a minimal amount of interference to Tenant’s business. This right of access is in addition to Landlord’s right of access set forth in Paragraph 16 hereof.
LIENS
PARAGRAPH 7
     Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant (other than work undertaken by Landlord). In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein or by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord and all expenses incurred by it in connection therewith, shall create automatically an obligation of Tenant to pay an equivalent amount as Additional Rent, which Additional Rent shall be payable by Tenant on Landlord’s demand with interest at the maximum rate per annum permitted by law until paid. For purposes of this Paragraph 7, “liens” shall include, but not be limited to, lien claims filed under the “Construction Lien Law”.
USE OF PREMISES
PARAGRAPH 8
     Tenant shall use the Premises only as set forth in Item 13 of the Basic Lease Provisions and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Tenant shall comply with all laws and covenants and restrictions of record affecting use of the Premises, and shall not use or occupy the Premises in violation of law or of the certificate of occupancy issued for the Building, and shall immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant’s use or occupancy of the Premises impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupancy thereof. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Building, the Project and/or property located therein and shall comply with all rules, orders, regulations and requirements of the appropriate fire rating bureau or any other organization performing a similar function. Tenant shall upon demand reimburse Landlord for the full amount of any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this paragraph. Such reimbursement shall not be Landlord’s exclusive remedy. Tenant shall not in any way obstruct or interfere with the rights of other tenants or occupants of the Building or the Project or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on, or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.
     Upon the expiration, or early termination of the Term of this Lease or the permanent assignment of this Lease, or subletting of the Premises, or cessation or transferring of Tenant’s operations at the Premises, or upon any action or non-action of Landlord including a sale of the Building in which the Premises are located, Tenant, if its operations are subject to the Environmental Clean-up Laws hereinafter defined, shall comply, at Tenant’s own expense, except as hereinafter stated, and with diligence, with the Industrial Site Recovery Act, 1993 N.J. Law’s Chapter 139, the regulations promulgated thereunder and any successor legislation and regulations(collectively “Environmental Clean-up Laws”). Tenant, if its operations are subject to the Environmental Clean-up Laws shall, at Tenant’s own expense, except as hereinafter stated, make prompt submissions to, provide all information to and comply with all requirements of the Industrial Site Evaluation Element (“ISEE”) or its successor of the New Jersey Department of Environmental Protection or its successor (“NJDEP”) arising out of the expiration, termination, assignment, subletting or transferring of Tenant’s operation at the Premises or arising out of any action or non-action of the Landlord including the sale of the Building in which the Premises are located, and Tenant will obtain from NJDEP either a) a Letter of Non-Applicability; b) Negative Declaration approval; c) No Further Action Letter; d) a Deminimis Quantity Exemption; e) authorization letter; or f) final approval of clean-up, thirty (30) days prior to the expiration or earlier termination of this Lease. If Landlord’s actions or non-actions including a sale of the Building in which the Premises are located necessitate compliance with Environmental Clean-up Laws, Landlord, at its expense, will make the submissions to NJDEP or any of its elements in order to obtain a statement of non-applicability, authorization letter, No Further Action Letter, Deminimis Quantity Exemption or negative declaration, but Tenant whether or not it is subject to Environmental Clean-up Laws, will cooperate reasonably with Landlord to aid in the making of Landlord’s submission by providing information and signing such documents as are reasonably necessary for Landlord to make its submission. Clean-up expenses or the making up of any clean-up plan, remedial action work plan, or remediation agreement or sampling plan or the taking of any corrective action to comply with Environmental Cleanup Laws and expenses therefore, will be borne by the party whose actions or failure to act necessitated the clean-up.
     Each party shall, within a reasonable time and receipt of same, furnish to the other party true and complete copies of all documents, submissions, correspondence and oral or written reports, directives, correspondence and oral or written communications by ISEE to the recipient party. Each party shall also promptly furnish to the other party true and complete copies of all environmental sampling and test results and reports obtained and prepared from samples and tests taken at and around the Premises that is obtained by the party first obtaining the results and reports.
     Tenant shall immediately and diligently cause any and all Hazardous Materials it, its agents, employees, invitees or licensees released in, onto or under or disposed from the

Premises during the Term of the Lease to be removed in compliance with all applicable laws, rules, ordinances and regulations and all conditions resulting therefrom to be remediated in compliance with all applicable laws, rules, ordinances and regulations and the Premises restored to their condition without said Hazardous Materials as quickly as possible.
     Tenant shall indemnify, defend and hold harmless Landlord from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any release or discharge of Hazardous Materials at the Premises which occur during the term of the Lease as a result of the acts of Tenant, its invitees or licensees and not caused by Landlord; and from all fines, suits, procedures, claims and actions of any kind arising out of Tenant’s failure to provide all information to NJDEP or the Landlord as appropriate to make all submissions other than those Landlord is required to make as provided herein, and take all actions required by the NJDEP or any of its divisions.
     Landlord shall defend, indemnify and hold Tenant harmless from and against any and all fines, procedures, actions, claims, lawsuits, liabilities, losses, damages and expenses (including, but not limited to, reasonable attorneys’ fees arising by reason of any of the aforesaid or any action against the Landlord under this indemnity) arising directly or indirectly from, out of or by reason of (i) any release or discharge of Hazardous Materials at the Project, or at the Premises which occur prior to the Commencement Date, or during the term of this Lease and not caused by Tenant, its employees, agents or invitees; or (ii) any pre-existing conditions including underground tanks, which are the subject of federal, state or local environmental laws.
     Tenant’s obligations and liabilities under this Paragraph shall continue so long as Landlord remains responsible for any releases or discharges of Hazardous Materials at the Premises which occur as a result of the acts of Tenant, its invitees or licensees and not caused by Landlord. Tenant’s failure to abide by the terms of this Paragraph shall be restrainable by injunction.
     Landlord’s obligations and liabilities under this Paragraph shall continue so long as Tenant remains responsible for any releases or discharges of Hazardous Materials at the Premises or Project which occur other than as a result of the acts of Tenant, its invitees or licensees. Landlord’s failure to abide by the terms of this Paragraph shall be restrainable by injunction.
     “Hazardous Materials” shall include, without limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollutant or contaminant as defined or referred to in the New Jersey Environmental Rights Act, N.J.S.A. 2A:35A-1 et seq.; the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq.; the New Jersey Air Pollution Control Act, N.J.S.A. 26:2C-1 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq.; the Comprehensive Environmental Response, Compensation and Recovery Act, 42 U1S.C. 1251 et seq.; the New Jersey Water Pollution Control Act, N.J.S.A. 58:10A-1 et seq.; and the Hazardous Substance Discharge: Reports and Notices Act, N.J.S.A. 13:1K-15 et seq., together with any amendments thereto, regulations promulgated thereunder, and all substitutions thereof, as well as words of similar purport or meaning referred to in any other regulation.
UTILITIES AND SERVICES
PARAGRAPH 9
     (A) Provided that Tenant is not in default hereunder, Landlord agrees to furnish or cause to be furnished to the Premises the following utilities and services, subject to the conditions and standards set forth below:
(i)	Landlord shall provide automatic elevator facilities from 8 A.M. to 6 P.M., Monday through Friday (legal holidays excepted) and shall have at least one elevator available for use at all other times.

(ii)	From 8 A.M. to 6 P.M., Monday through Friday (legal holidays excepted), Landlord shall ventilate the Premises and furnish heat or air conditioning when in the reasonable judgment of the Landlord it is required for the comfortable occupancy of the Premises during such days and hours, subject to any governmental requirements or standards relating to, among other things, energy conservation. Upon request and reasonable notice, Landlord shall make available at Tenant’s expense after-hours heat or air conditioning. The minimum use of after-hours heat or air conditioning and the cost thereof shall be determined by Landlord and confirmed in writing to Tenant, as the same may change from time to time. Currently, the cost of after hours heat or air conditioning is $50.00 per hour, based upon the current utility rates.

(iii)	Landlord shall furnish to the Premises at all times, subject to interruptions beyond Landlord’s control and subject to subparagraph 3(E), electric current in accordance with the Building Standard office lighting and receptacle. At no time shall Tenant’s use of electric current exceed the capacity of the feeders to the Building or the risers or wiring installation. Tenant shall not install or use or permit the installation or use of any mainframe computer in the Premises without the prior written consent of Landlord.

(iv)	Landlord shall furnish the Building with water for drinking and lavatory purposes only.

(v)	Landlord shall provide janitorial services to the Premises, comparable to such services provided in other first class office buildings in the vicinity, provided that the said other office buildings are used exclusively as offices, and provided further that the Premises are kept in good order by Tenant. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

(vi)	Landlord shall replace, as necessary, the fluorescent tubes in the standard lighting fixtures installed by Landlord. Tenant agrees to reimburse Landlord upon demand for the reasonable cost of such fluorescent tubes and ballast and the labor and overhead for their installation. Initial installation of fixtures will be warranted for one year for lamps and ballast.
     (B) Landlord may impose a reasonable charge for any utilities and services, including without limitation, air conditioning, electric current (except for electricity paid under subparagraph (E) Paragraph 3 and water), provided by Landlord by reason of any use of the Premises at any time other than the hours of 8 A.M. to 6 P.M. Monday through Friday (excluding legal holidays) or any use beyond that which Landlord agrees to furnish as described above. At Landlord’s option, separate meters for such utilities and services may be installed for the Premises, and upon demand, Tenant shall immediately pay Landlord for the reasonable cost of installation, maintenance and/or repair of such meters and for all charges with respect to consumption of such utilities or services so metered or provided.
(i)	At Landlord’s option, within a reasonable time (as soon thereafter as is practicable) after the Commencement Date, subsequent to Tenant’s having taken occupancy of the Premises and having installed and commenced the use of Tenant’s electrical equipment, Landlord shall cause a survey to be made by a reputable independent electrical engineer of the estimated use of electric energy (other than for heat and air conditioning) to the Premises, and shall compute the cost thereof for the quantity so determined at prevailing retail rates. After that survey has been made, the electric service charges shall equal the cost, including rate increases, of the same service as if Tenant were individually connected directly to the local electric utility company. Up to the time a survey is made or installed to measure Tenant’s consumption of electric energy, a reasonable charge for electric service will be imposed and at the time of this Lease such a reasonable charge is One Dollar and Fifty Cents ($1.50) per rentable square foot per annum, but such charge may be adjusted from time to time as reasonably determined. Tenant shall pay Landlord the cost of such electric energy, as so calculated, on a monthly basis, as Additional Rent.

(ii)	If no meters are installed to measure Tenant’s consumption of electricity, Tenant shall have the right at any time during the term or any renewal term hereof at Tenant’s expense to cause Tenant’s own survey to be made by a reputable independent electrical engineer of such estimated use of electric energy. In the event such engineer informs Landlord in writing that he estimated a lower number of kilowatt hours than did Landlord’s engineer, then a meter is to be installed by Landlord to separately meter the Tenant’s electrical consumption at the sole cost of the Tenant.

(iii)	Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason not attributable to Landlord.

(iv)	Tenant’s use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment serving the Premises. In order to ensure that such capacity is not exceeded and to avert possible adverse effect upon the Building’s electric service, Tenant shall not, without Landlord’s prior written consent in each instance (which shall not be unreasonably withheld), connect any additional fixtures, appliances or equipment to the Building’s electric distribution system or make any alteration or addition to the electric system of the Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the reasonable cost thereof shall be paid by Tenant upon Landlord’s demand. As a condition to granting such consent, Landlord, at Tenant’s sole expense, may cause a new survey to be made of the use of electric energy (other than for heating and air conditioning) in order to calculate the potential additional electric energy to be made available to Tenant based upon the estimated additional capacity of such additional risers or other equipment. When the amount of such increase is so determined, and the estimated cost thereof is calculated, the amount of monthly Additional Rent payable pursuant to Paragraph 3 hereof shall be adjusted to reflect the additional cost, and shall be payable as therein provided.

(v)	If the public utility rate schedule for the supply of electric current to the Building shall be increased during the term of this Lease, the Additional Rent payable pursuant to Paragraph 3 hereof shall be equitably adjusted to reflect the resulting increase in Landlord’s cost of furnishing electric service to the Premises. It is the intention hereof that Landlord only recapture the charges payable by Tenant under Paragraph 3 and under no circumstances shall Landlord earn any profit thereon.

     (C) Tenant agrees to cooperate fully at all times with Landlord’s reasonable requests and to abide by all regulations and requirements which Landlord may prescribe for the use of the above utilities and services. Any failure to pay any costs as described above shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle Landlord to rights herein granted for such breach.
     (D) Notwithstanding anything hereinafter to the contrary, Landlord reserves the right from time to time to make reasonable modifications to the above provisions for utilities and services. Landlord shall endeavor to minimize any adverse effects on Tenant’s quiet enjoyment of the Premises.
     (E) Landlord has advised Tenant that presently Public Service Electric & Gas (PSE&G) (“Electric Service Provider”) is the utility company selected by Landlord to provide electricity service for the Building. Notwithstanding the foregoing, if permitted by Law, Landlord shall have the right at any time and from time to time during the Lease Term to either contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an “Alternative Service Provider”) or continue to contract for service from the Electric Service Provider.
     (F) Tenant shall cooperate with Landlord, the Electric Service Provider, and any Alternative Service Provider at all times and, as reasonably necessary, shall allow Landlord, Electric Service Provider, and any Alternative Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Premises.
     (G) Other than with respect to such adverse events caused by Landlord, Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternative Service Provider is no longer available or suitable for Tenant’s requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.
     (H) All additional cooling requirement costs (for example, self-contained Liebert units) will be borne solely by Tenant and paid to Landlord to furnish, install, and maintain. Tenant will be required to pay an hourly rate of $15.00 per hour for its/their use. Landlord will provide overtime timers and running hour meters to measure its/their use.
RULES AND REGULATIONS
PARAGRAPH 10
     Tenant agrees to abide by all rules and regulations of the Buildings and Project

(“Rules and Regulations”) imposed by the Landlord as set forth in Exhibit “D” attached hereto, as the same may be changed from time to time upon reasonable notice to Tenant. These Rules and Regulations are imposed for the cleanliness, good appearance, proper maintenance, good order and reasonable use of the Premises and the Project, as may be necessary for the enjoyment of the Project by all tenants and their employees and invitees. Landlord shall not be liable for the failure of any tenant, its agents or employees to conform to the Rules and Regulations. Any and all Rules and Regualtions promulgated under this Lease shall be applicable to all tenants at the Project.
TAXES AND TENANT’S PROPERTY
PARAGRAPH 11
     (A) Tenant shall be liable for and shall pay not later than ten (10) days before delinquency, all taxes, levies and assessments levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes, levies and assessments on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Building or the Project is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord pays the taxes, levies and assessments, Tenant shall, upon demand, repay to Landlord the taxes, levies and assessments so levied against Landlord, or the proportion of such taxes, levies and assessments resulting from such increase in the assessment.
     (B) If Tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become as part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which Tenant improvements conforming to “Building Standard” (as referred to in Exhibit “B-2”) are assessed, then the real property taxes and assessments levied against Landlord or the Project by reason of such excess, assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of subparagraph 11 (A). If the records of the Tax Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements are assessed at a higher valuation than Building Standard, such records shall be binding on both Landlord and Tenant; otherwise the actual cost of construction shall be the basis for such determination.
SUBSTITUTED PREMISES
PARAGRAPH 12
     Landlord reserves the right without Tenant’s consent on thirty (30) days’ written notice to Tenant, to substitute other premises located within the Buildings controlled by Landlord in College Park at Forrestal Center for the Premises described above, provided, that the substituted premises:
(i)	contain at least the same square footage as the Premises;

(ii)	contain comparable tenant improvements (including those previously provided at or at the expense of Tenant; and such comparable tenant improvements are mutually agreed upon by both Landlord and Tenant); and

(iii)	are made available to Tenant at the then current rental rate for such space, in no event to exceed the rental rate specified herein.
     Landlord shall pay all reasonable expenses of Tenant incidental to such substitution of premises, including , without limitation, those related to Tenant’s moving, relocation of signage, reinstallation of Tenant’s telecommunication and data processing equipment and cabling and resupply of Tenant’s stationery resulting from the move.
FIRE OR CASUALTY
PARAGRAPH 13
     In the event that the Project (regardless of whether the Premises or access thereto is affected) is so damaged or destroyed to the extent of more than one-third of its replacement cost, or to any substantial extent by a casualty not covered by Landlord’s insurance, or during the last two (2) years of this Lease, Landlord, upon giving thirty (30) days’ notice to Tenant, may elect to terminate this Lease. If the damage or destruction is other than as provided above, then Landlord shall commence within ninety (90) days after such damage or destruction to rebuild, repair or restore the Premises and access thereto to substantially the same condition as when the same were delivered to Tenant, excluding the improvements owned by Tenant, and the Lease shall continue in full force and effect.
     Landlord shall in no event be obligated to make any repairs or replacements of any items owned by Tenant. If the Lease is not terminated but the Premises are rendered totally untenantable, Rent shall abate during the period of such untenantability. Tenant acknowledges (i) that Landlord shall not obtain insurance of any kind on Tenant’s improvements and betterment to the Premises owned by Tenant or on Tenant’s furniture, fixtures, equipment and other personal property, (ii) that it is Tenant’s obligation to obtain such insurance at Tenant’s sole cost and expense, and (iii) that Landlord not be obligated to repair any damage thereto or replace the same.

EMINENT DOMAIN
PARAGRAPH 14
     In case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant’s use and occupancy thereof, shall be taken by any lawful power or authority by exercise of the power of eminent domain, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority. In the event of any taking (in whole or material part) of the Project whether or not the Premises or access thereto are affected thereby, Landlord shall have the right to terminate this Lease. Except as provided herein, Tenant shall not, because of any taking, assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. In the event the amount of property or the type of estate taken shall not substantially interfere with Tenant’s use of the Premises, and Landlord does not terminate this Lease, Landlord shall at its sole cost and expense, proceed to restore the Premises (to the extent permitted by the taking) to substantially their condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for Rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Provided same shall not diminish Landlord’s award in any way, nothing contained in this Paragraph 14 shall prevent Tenant from seeking any award against the taking authority for the taking of personal property and fixtures owned by Tenant or for relocation expenses recoverable from the taking authority. In no event shall Landlord be required to expend more for restoration than received from the taking authority for such taking. For the purposes of this paragraph, “taking” shall also include any conveyance in lieu of condemnation.
ASSIGNMENT AND SUBLETTING
PARAGRAPH 15
     (A) Tenant shall not voluntarily or involuntarily assign, sublet, mortgage, or otherwise encumber all or any portion of its interest in this Lease or in the Premises without obtaining the prior written consent of Landlord and any such attempted subletting, mortgage or other encumbrance without such consent shall be null and void and of no effect; provided that Tenant may assign this Lease without the prior consent of Landlord to any person or entity which acquires all or substantially all of the business of Tenant whether by way of asset sale, merger, consolidation stock sale or otherwise (a “Permitted Assignment”). Without limiting the instances in which the Landlord will refuse to give its consent, Landlord will withhold its consent where the Rent per month of the proposed sublease or assignment is (i) less than ninety (90%) of the Rent per month in effect for the remainder of the term of this Lease, (ii) where the proposed sublessee is either another tenant of Landlord or a bonafide prospective tenant of Landlord, (iii) the proposed sublessee or assignee has a minimum net worth of less than $10,000,000.00 (liquid assets), or (iv) the proposed sublessee is proposing to take less than the entire Premises and/or for less than the balance of the term of this Lease.
     (B) Except for a Permitted Assignment, no assignment, subletting, mortgage or other encumbrance of Tenant’s interest in this Lease shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or be a consent to any subletting, assignment, mortgage or other encumbrance. Consent to one sublease, assignment, mortgage or other encumbrance shall not be deemed to constitute consent to any subsequent attempted subletting, assignment, mortgage or other encumbrance.
     (C) Other than in connection with a Permitted Assignment, if Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, Tenant shall first notify Landlord of Tenant’s desire to do so and shall submit in writing to Landlord no less than forty-five (45) days prior to such assignment or subletting (i) the name of the proposed subtenant or assignee; (ii) the premises; (iii) the term and provisions of the proposed sublease or assignment and a copy of the proposed sublease or assignment; and (iv) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee.
     (D) At any time within thirty (30) days after Landlord’s receipt of the information specified in subparagraph (C) above, Landlord may by written notice to Tenant, elect (i) to take from Tenant a sublease of the Premises or the portion thereof proposed to be subleased by Tenant and the portion, if any, of the Premises that has been previously subleased by the Tenant, or to take an assignment of Tenant’s leasehold estate hereunder, or such part thereof as shall be specified in said notice, upon the same terms as those offered to the proposed subtenant or assignee, as the case may be; (ii) to give Tenant written consent to the proposed assignment or sublease, provided that the Rent payable monthly by the Tenant to the Landlord under the terms of this Lease shall be increased by a sum equal to all rental and other considerations received by Tenant from its subtenant or assignee in excess of the Rent payable by Tenant under the terms of this Lease; or (iii) to terminate this Lease as to the portion (including all) of the Premises proposed to be subleased or assigned, and the portion, if any, of the Premises that has been previously subleased by the Tenant, with a proportionate abatement in the Rent payable hereunder. If Landlord does not exercise any option set forth in this subparagraph (D) within said thirty (30) day period, Landlord shall be deemed to have refused to consent to the proposed assignment or sublease and this Lease shall remain in full force and effect.
     (E) If Tenant is a corporation, an unincorporated association, limited liability company, or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, unincorporated association, limited liability company, or partnership, in the aggregate in excess of fifty (50%) percent, shall be deemed an assignment within the meaning and provisions of this Paragraph, provided that the foregoing shall not apply with respect to any pledge of stock to an institutional lender, to a Permitted Assignment or in connection with the sale of the equity securities of Tenant in a registered public offering.

     (F) Tenant shall reimburse Landlord for Landlord’s reasonable costs and attorneys’ fees incurred in conjunction with the processing and documentation of any such requested assignment, subletting, transfer, change in ownership or hypothecation of this Lease or Tenant’s interest in and to the Premises.
LANDLORD’S ACCESS TO PREMISES
PARAGRAPH 16
     Landlord reserves and shall at any and all times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to show said Premises to prospective purchasers or tenants, to alter or repair the Premises or any portion of the Building or Project, all without being deemed guilty of an eviction of Tenant and without abatement of Rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed: provided that in all cases, (i) at the request of Tenant a representative shall accompany Landlord and its agents and (ii) the business of Tenant shall be interfered with as little as is reasonably practicable. Tenant hereby waives any claim for damages or any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or any eviction of Tenant from the Premises or any portion thereof. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decoration except as otherwise expressly agreed to be performed by Landlord.
SUBORDINATION, ATTORNMENT, ESTOPPEL CERTIFICATES
PARAGRAPH 17
     (A) This Lease is junior, subject, and subordinate to all ground leases, mortgages, deeds of trust, and other security instruments of any kind now covering the Project or any portion thereof. Landlord reserves the right to place liens or encumbrances on the Project or any part thereof or interest therein superior in lien and effect to this Lease. This Lease, at the option of Landlord, shall be subject and subordinate to any and all such liens or encumbrances now or hereafter imposed by Landlord without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver upon request such further instruments evidencing such subordination of this Lease as may be reasonably requested by Landlord.

     (B) Tenant shall at any time and from time to time upon not less than ten (10) days’ prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing and in form and substance reasonably satisfactory to Landlord certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Basic Annual Rent, Additional Rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge. Any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser of the fee of the Building or the Project or any mortgagee, ground lessor or other encumbrancer thereof or any assignee of any such person.
     (C) Should any mortgage on the real property of which the Premises are a part be foreclosed, the purchaser upon foreclosure of the lien of the mortgage shall have the right following foreclosure to preserve this Lease and the rights of the Tenant or any other person or entity having an interest in the Premises, and the Tenant shall attorn to such purchaser at foreclosure and pay and perform its obligations under this Lease for the benefit of such purchaser.
SALE BY LANDLORD
PARAGRAPH 18
     In the event of a sale or conveyance by Landlord of the Project or any part thereof, the same shall operate to release Landlord from any and all liability under this Lease after the date of such conveyance of title. If any security deposit has been made by Tenant, Landlord shall transfer such security deposit to the purchaser, and thereupon Landlord shall be discharged from any further liability in reference thereto.
INDEMNIFICATION AND INSURANCE
PARAGRAPH 19
     (A) Tenant shall indemnify, hold Landlord harmless from and defend Landlord against any and all claims, loss, costs, damage, expense or liability, including without limitation reasonable attorneys’ fees, for any injury or damages to any person or property whatsoever to the extent such injury has been caused by any act, neglect, fault, or omission of Tenant, its agents, servants, employees or invitees, other than to the extent of the fraud gross negligence or willful misconduct of Landlord or its employees or agents. This indemnity shall not require any payment by Landlord as condition precedent to recovery. In addition, if any person not a party to this Lease shall institute any other type of action against Tenant in which Landlord shall be made a party defendant, Tenant shall indemnify, hold Landlord harmless from and defend Landlord from all liabilities and costs by reason thereof.

     (B) Tenant hereby agrees to maintain in full force and effect at all times during the term of this Lease, at its own expense, for the protection of Tenant and Landlord as their interests may appear, policies of insurance issued by a responsible carrier or carriers acceptable to Landlord licensed in New Jersey and also having a policyholder’s rating of not less than A- in the most current edition of Best’s Insurance Reports, which afford the following coverage:

(i)	Worker’s Compensation	– Statutory
	Employer’s Liability	– Not less than $250,000

(ii)	Comprehensive General Liability Insurance including Blanket Contractual Liability Broad Form Property Damage, Personal Injury, Completed Operations, Products Liability, Fire Damage	– Not less than $5,000,000 Combined Single Limit for both bodily injury and property damage

Landlord and its managing agent shall be named as an additional insured on all policies listed under (ii) above, and (iv) below.
(iii)	All Risk Property Coverage in an amount sufficient to cover the full cost of replacement of all improvements and betterment to the Premises owned by Tenant and all of Tenant’s fixtures and other personal property.
     (C) Tenant shall deliver to Landlord at least thirty (30) days prior to the time such insurance is first required to be carried by Tenant and thereafter at least thirty (30) days prior to the expiration of each such policy, certificates of insurance evidencing the above coverage with limits not less than those specified above. Such certificate, with the exception of Worker’s Compensation, shall expressly provide that the interest of Landlord therein shall not be affected by any breach by Tenant of any provision of any such policy. Further, all certificates shall expressly provide that no less than thirty (30) days prior written notice (ten (10) days prior written notice for non-payment of premiums) shall be given Landlord in the event of material alterations to or cancellation of the coverage evidenced by such certificates.
     (D) Upon reasonable notice, Tenant shall provide Landlord, at Tenant’s expense, with such increased amount of existing insurance, and such other insurance in such limits as Landlord may reasonably request and such other hazard insurance as the nature and condition of the Premises may reasonably require in each case consistent with the insurance carried for similar premises in similar buildings in the vicinity of the Project.

     (E) If on account of the failure of Tenant to comply with the provisions of this Paragraph 19, Landlord is adjudged a coinsurer by its insurance carrier, then any loss or damage Landlord shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.
     (F) Landlord makes no representation that the limits of liability specified to be carried by Tenant under the terms of this Lease are adequate to protect Tenant against Tenant’s undertaking under this Paragraph 19. In the event Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide, at its own expense, such additional insurance as it deems adequate.
     (G) Each policy evidencing the insurance to be carried by Tenant under this Lease shall contain a clause that such policy and the coverage endorsed thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance.
     (H) Any insurance required of Tenant under this Lease may be furnished by Tenant under a blanket policy carried by it. Such blanket policy shall contain an endorsement that names Landlord as an additional insured (if available), references the Premises, and guarantees a minimum limit available for the Premises equal to the insurance amounts required in this Lease.
     (I) In the event Tenant fails to procure, maintain, and/or pay for the insurance required by this Lease, at the times and for the durations specified in this Lease, Landlord shall have the right, but not the obligation, at any time and from time to time, and without notice, to procure such insurance and/or pay the premiums for such insurance, in which event Tenant shall repay Landlord, immediately upon demand by Landlord, as Additional Rent, all sums so paid by Landlord together with interest thereon and any costs or expenses incurred by Landlord in connection therewith, without prejudice to any other rights and remedies of the Landlord under this Lease.
     (J) Landlord shall indemnify, hold Tenant harmless from and defend Tenant against any and all claims, loss, costs, damage, expense or liability, including without limitation reasonable attorneys’ fees, for any injury or damages to any person or property whatsoever to the extent such injury has been caused by any act, neglect, fault or omission of Landlord, its agents, servents employhees or invitees, other than to the extent of the fraud, gross negligence or willful misconduct of Tenant or its employees or agents. This indemnity shall not require any payment by Tenant as condition precedent to recovery. In addition, if any person not a party to this Lease shall institute any other type of action against Landlord in which Tenant shall be made a party defendant, Landlord shall indemnify, hold Tenant harmless from and defend Tenant from all liabilities and costs by reason thereof.

     (K) Landlord shall carry insurance coverage of the types and in the amounts customary for owners and landlords of similar properties in the vicinity of the Premises.
WAIVER OF SUBROGATION
PARAGRAPH 20
     Tenant and Landlord each agree that the respective insurance carried by it against loss or damage by fire or other casualty shall contain a clause whereby the insurer waives its right of subrogation against the other party.
     Pursuant to the foregoing, Landlord and Tenant hereby waive all claims for recovery from the other party for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance. The foregoing waiver shall be in force only if both Tenant’s and Landlord’s insurance policies contain a clause providing that such waiver shall not invalidate the insurance.
NO WAIVER
PARAGRAPH 21
     No waiver by either party of any provision of this Lease or of any breach by the other party_hereunder shall be deemed to be a waiver of any other provision hereof, or for any subsequent breach by such other party of the same or any other provisions. A party’s consent to or approval of any act by the other party requiring a parry’s consent or approval shall not be deemed to render unnecessary the obtaining of a party’s consent to or approval of any subsequent act of such other party. Failure of a party to insist upon strict performance of any provision of this Lease shall not be deemed to be a waiver of such provision. No act or omission by Landlord or Landlord’s agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless confirmed by Landlord in writing. The delivery of the keys to an employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver of any of Landlord’s rights unless such waiver is expressly stated in writing and signed by Landlord.

DEFAULT
PARAGRAPH 22
     (A) The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:
(i)	Any failure by Tenant to pay the Rent or to make any other payment required to be made by Tenant hereunder within five (5) days after written notice of such failure from Landlord to Tenant provided such notice shall not be required to be given more than two (2) times in any given year of this Lease;

(ii)	The abandonment or vacation of the Premises by Tenant;

(iii)	Any failure by Tenant to observe and perform any other of its obligations under this Lease, where such failure continues for thirty (30) days (except where a different period of time is specified in this Lease) after Landlord has given Tenant written notice or such other notice as may be required by law; provided, that if Tenant is diligently prosecuting cure of such failure, and such failure is capable of cure, the thirty (30) day cure period shall be extended for so long as Tenant diligently prosecutes such cure;

(iv)	Tenant makes, or has made, or furnishes, or has furnished, any written warranty, representation or statement to Landlord in connection with this Lease, or any other agreement to which Tenant and Landlord are parties, which was false or misleading in any material respect when made or furnished;

(v)	Tenant becomes insolvent as defined in the Federal Bankruptcy Code, admits in writing its insolvency or its present or prospective inability to pay its debts as they become due, is unable to or does not pay all or any material portion (in number or dollar amount) of its debts as they become due, permits or suffers a judgement to exist against it which affects Tenant’s ability to conduct its business in the ordinary course (unless enforcement thereof is stayed pending appeal), makes or proposes an assignment for the benefit of creditors or any class thereof for purposes of effecting a moratorium upon or extension or composition, or commences or proposes to commence any bankruptcy, reorganization or insolvency proceeding, or other proceedings under any federal, state or other law for the relief of debtors;

(vi)	Tenant fails to obtain the dismissal, within sixty (60) days after the commencement thereof, of any bankruptcy, reorganization or insolvency proceeding, or other proceeding under any law for the relief of debtors, instituted against it by one or more third parties, or fails actively to oppose any such proceedings, or, in any such proceeding, defaults or files an answer admitting the material allegations upon which the proceeding was based or alleges its willingness to have an order for relief entered or its desire to seek liquidation, reorganization or adjustment of any of its debts;

(vii)	Any receiver, trustee, or custodian is appointed to take possession of all or any substantial portion of the assets of Tenant, or any committee of Tenant, or any committee of Tenant’s creditors, or any class thereof is formed for the purpose of monitoring or investigating the financial affairs of Tenant or enforcing such creditors’ rights.
     (B) In the event of any such material default and breach of this Lease by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the option to immediately terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate the Lease, then Landlord may recover from Tenant:
(i)	any unpaid Rent which shall have accrued at the time of such termination; plus

(ii)	the entire amount of unpaid Rent for the balance of the term (as though any earlier termination right has been timely excercised) which amount shall, at Landlord’s option, be immediately due and payable; plus

(iii)	any other amount necessary to compensate Landlord for Landlord’s loss or damage caused directly or indirectly by Tenant’s failure to perform its obligations under this Lease including, but not limited to, reasonable attorneys’ fees and costs; plus

(iv)	at Landlord’s election, such other amounts in addition to, or in lieu of the foregoing, as may be permitted from time to time by applicable law.
     (C) In the event of any such material default and breach of this Lease by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter and to take possession of the Premises and to remove all persons and property from the Premises.
     (D) In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in this Paragraph 22,

     Landlord may from time to time, without terminating this Lease, either recover all Rent as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in his sole discretion may deem advisable with the right to make alterations and repairs to the Premises.
     (E) In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting, including but not limited to broker’s commissions (other than to Landlord) and reasonable attorneys’ fees; third, to the payment of the cost of any alterations and repairs to the premises; fourth, to the payment of any Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. Should any such reletting result in the payment of rentals less than the Rent payable by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Tenant shall also pay Landlord as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.
     (F) No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 22 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting, elect to terminate this Lease for any such default.
RIGHT OF LANDLORD TO CURE TENANT’S DEFAULT
PARAGRAPH 23
     If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may but shall not be required to make such payment or do such act and charge to Tenant the amount of all costs in connection therewith including but not limited to reasonable legal fees and expenses incurred by Landlord, with interest thereon as provided in Paragraph 36 from the date paid by Landlord to the date of payment thereof by Tenant. Such payment and interest shall constitute Additional Rent hereunder due and payable upon demand but the making of such payment or the taking of such action by Landlord shall not operate to cure such default or to stop Landlord from the pursuit of any other remedy to which Landlord would otherwise be entitled.

NOTICES
PARAGRAPH 24
     All notices which Landlord or Tenant may be required or may desire to serve on the other may be served, as an alternative to personal service, by mailing the same by registered or certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight carrier addressed as set forth in Item 14 of the Basic Lease Provisions, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other by written notice. Notices shall be effective upon receipt.
INSOLVENCY OR BANKRUPTCY
PARAGRAPH 25
     In no event shall this Lease be assigned or assignable by operation of law and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency, or reorganization proceeding.
SURRENDER AND HOLDOVER
PARAGRAPH 26
     (A) On the expiration or the sooner termination hereof, Tenant shall peaceably surrender the Premises broom clean, in good order, condition and repair, ordinary wear and tear excepted. On or before the last day of the term or the sooner termination hereof, Tenant shall at its expense remove its trade fixtures, signs and other personal property from the Premises. Any property not removed shall be deemed abandoned and may either be retained by Landlord as its property, or disposed of, without accountability and at Tenant’s expense, in such manner as Landlord may determine. If the Premises are not surrendered at the end of the term or the sooner termination, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, claims made by any succeeding tenants found on such delay. Tenant shall promptly surrender all keys for the Premises and Building restrooms to Landlord at the place then fixed for payments of Rent. Tenant’s covenants hereunder shall survive the expiration or termination of this Lease.
     (B) If Tenant holds over after the expiration or sooner termination hereof without the express written consent of Landlord, Tenant shall become a Tenant at sufferance only at two times the Basis Monthly Rental Installments due hereunder, plus all items of Additional Rent provided herein, and shall be prorated on a daily basis according to the number of days contained in the month that such expiration or earlier termination takes place, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of Rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal. The foregoing provisions of this paragraph are in addition to and do not affect Landlord’s rights of re-entry or any other rights of Landlord hereunder or as otherwise provided by law.
CONDITION OF PREMISES
PARAGRAPH 27
     Landlord’s sole responsibility for preparation of the Premises will be as set forth in Paragraph 6A and the Work Letter attached hereto as Exhibit “B-l” and if there is no Work Letter, Landlord’s sole responsibility will consist of building of a demising wall and an entry door for Tenant. Landlord’s responsibility for the preparation of the Premises as described in this Lease is hereinafter referred to as Landlord’s Work. Except for Landlord’s Work_or as otherwise set forth in this Lease, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project for the conduct of Tenant’s business. The taking of possession of the Premises by Tenant shall conclusively establish that the Building and the Premises were at such time in good order and repair.
QUIET POSSESSION
PARAGRAPH 28
     Upon Tenant’s paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease. This covenant shall be binding upon any Landlord hereunder only during its respective ownership of the Premises.
LIMITATION OF LANDLORD’S LIABILITY
PARAGRAPH 29
     (A) Landlord and its employees and agents shall not be liable for any damage to Tenant’s property entrusted to employees of Landlord or its agents, nor for any loss or interruption of Tenant’s possession, nor for loss of or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street, or sub-surface or from any other place or resulting from dampness or any other cause whatsoever in the Building or the Project; other than to the extent of the fraud, gross negligence or willful misconduct of Landlord or its employees agents. Landlord and its employees and agents shall not be liable for any property loss resulting from any latent defect in the Premises or in the Building.
     (B) Tenant shall look solely to Landlord’s estate and property in the Project (or the proceeds thereof) for the satisfaction of Tenant’s remedies for the collection of a judgement (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or Landlord’s partners or members shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to either this Lease, the relationship of Landlord and Tenant hereunder, or Tenant’s use and occupancy of the Premises.
GOVERNING LAW
PARAGRAPH 30
     This Lease shall be governed by and construed pursuant to the laws of the State of New Jersey.
COMMON FACILITIES
PARAGRAPH 31
     Tenant shall have the non-exclusive right in common with others, to the use of common entrances, lobbies, elevators, ramps, drives, stairs and similar access and serviceways and the other common facilities (except for parking spaces other than those provided for in Paragraph 39) in and adjacent to the Building or Project, as may be provided by Landlord from time to time for general use, subject to such rules and regulations as may be adopted by the Landlord including, but not limited to, the right to close from time to time all or a portion of said common facilities to such extent as may be legally sufficient, in Landlord’s sole opinion, to prevent a dedication thereof or the accrual of rights to any person or to the public therein.
SUCCESSORS AND ASSIGNS
PARAGRAPH 32
     Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. However, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Project as owner or lessee thereof, and in the event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Project, but only with respect to the period commencing with its respective transfer in and ending with a subsequent transfer out, and such transferee, by accepting such interest, shall be deemed to have assumed such obligations except only as may be expressly otherwise provided in this Lease. A lease of Landlord’s entire interest in the Project as owner or lessee thereof shall be deemed a transfer within the meaning of this Paragraph 32. Notwithstanding the foregoing, Landlord shall not be released from the liability and obligations associated with the Security Deposit or prepaid rent unless and until such obligations are assumed by the subsequent landlord.
BROKERS
PARAGRAPH 33
     Tenant represents and agrees that it has not directly or indirectly dealt with any real estate broker(s) other than the firm(s) specified in Item 12 of the Basic Lease Provisions in connection with this transaction. Further, Tenant covenants and agrees that with respect to any renewal or extension or expansion of this Lease, or with respect to any transaction by Tenant or its affiliates, successors or assigns with Landlord, 100 & RW CRA LLC or 300 CRA LLC with respect to the leasing of space by Tenant either by original lease, renewal or expansion space within any buildings owned by Landlord or 400 CRA LLC within College Park at Princeton Forrestal Center in Plainsboro, New Jersey, that Tenant will pay all brokerage commissions or finders fees, commissions, fees or other remuneration claimed by any real estate broker or finder other than the firm (s) specified in Item 12 of the Basic Lease Provisions and claiming through Tenant. Tenant agrees to defend, indemnify and hold Landlord harmless from and against any claims for brokerage commissions or finder’s fee arising out of or based upon any actions of Tenant with respect to any other broker or brokers other than the firm (s) specified in Item 12 of the Basic Lease Provisions with respect to the leasing of space by Tenant, either by original lease, renewal, or expansion space for any space including, but not limited to the Premises, leased by Tenant or its affiliates, successors or assigns from Landlord or 400 CRA LLC within the buildings owned by either of them at College Park at Princeton Forrestal Center in Plainsboro, New Jersey. The terms of this Paragraph will survive termination of this Lease.
NAME
PARAGRAPH 34
     Tenant shall not, without the written consent of Landlord, use the name of the Building or the Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and in no event shall Tenant acquire any rights in or to such names.

EXAMINATION OF LEASE
PARAGRAPH 35
     Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.
ADDITIONAL CHARGES
PARAGRAPH 36
     Any amount due from Tenant to Landlord which is not paid when due, in addition to other remedies available to Landlord, shall at Landlord’s option bear interest which shall be at the lesser of (i) eighteen (18%) percent per annum or (ii) the maximum lawful rate per annum, from the date such payment is due until paid, but the payment of such interest shall not excuse the cure of default. In addition to the foregoing, Landlord may also impose a charge for reasonable legal fees and costs.
MARGINAL HEADINGS
PARAGRAPH 37
     The marginal headings and titles to the Paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.
PRIOR AGREEMENTS; AMENDMENTS; SEVERABILITY: LIMITATION ON DAMAGES
PARAGRAPH 38
     (A) This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.
     (B) NOTWITHSTANDING ANY OTHER PROVISION OF THIS LEASE TO THE CONTRARY AND EXCEPT WITH RESPECT TO CLAIMS FOR FRAUD NO PARTY HERETO SHALL BE REQUIRED TO INDEMNIFY OR HOLD HARMLESS ANY OTHER PARTY HERETO OR OTHERWISE COMPENSATE ANY OTHER PARTY HERETO FOR DAMAGE WITH RESPECT TO MENTAL OR EMOTIONAL DISTRESS, EXEMPLARY CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES.
PARKING
PARAGRAPH 39
     Tenant shall have the right to the non-exclusive use of the number of parking spaces shown in Item 11 of Basic Lease Provisions. Tenant covenants and agrees to comply with all reasonable rules and regulations which Landlord may hereafter from time to time make to assure use of parking spaces by permitted users; provided that such rules and regulations apply to all tenants of the Project. Landlord’s remedies under such rules and regulations may include, but shall not be limited to, the right to tow away at owner’s expense any vehicles not parked in compliance with these rules and regulations. Landlord shall not be responsible to Tenant for the noncompliance or breach by any other tenant of said rules and regulations,
AUTHORITY
PARAGRAPH 40
     Tenant represents that Tenant is authorized to do business in the State of New Jersey. Upon Landlord’s request, Tenant’s signatories hereto will furnish satisfactory evidence of Tenant’s authorization and their authority to execute this Lease on behalf of Tenant.
NO LIGHT, AIR OR VIEW EASEMENT
PARAGRAPH 41
     Any diminution or shutting off of light, air or view of any structure which may be erected on lands adjacent to the Building shall in no way effect this Lease or impose any liability on Landlord.

FORCE MAJEURE
PARAGRAPH 42
     Except as otherwise expressly provided herein, this Lease and the obligations of Tenant hereunder and perform all of the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed (other than the obligation to pay Rent) shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease, if Landlord is prevented or delayed from so doing by reason of any cause beyond Landlord’s reasonable control, including, but not limited to, Acts of God, strikes, labor troubles, shortage of material, delays in obtaining municipal, state or federal agency approvals, governmental preemption in connection with a national emergency or by reason of any rule, order or regulations of any governmental agency or by reason of war, hostilities or similar emergency; provided that Landlord shall in each instance exercise reasonable diligence to effect performance as soon as possible. It is agreed that Landlord shall not be required to incur any overtime or additional expenses in Landlord’s reasonable diligence to effect the performance of any of Landlord’s obligations hereunder.
ATTORNMENT
PARAGRAPH 43
     If for any reason the leasehold estate of Landlord as tenant under any underlying tease is terminated by summary proceedings or otherwise, Tenant will attorn to the landlord under such underlying Lease and will recognize such landlord as Tenant’s Landlord under this Lease. Tenant agrees to execute and deliver, at any time, and from time, to time, upon the reasonable request of Landlord or of the landlord under any such underlying lease, any instrument which may be necessary or appropriate to evidence such attornment. Tenant further waives the provisions of any statute or rule of law now or election to terminate this (sub)lease or to surrender possession of the Premises in the event such underlying lease terminates or any such proceeding is brought by landlord under such underlying lease, and agrees that his (sub)lease shall not be affected in any way whatsoever by any such proceeding or termination.
COMMON AREA MAINTENANCE COST
PARAGRAPH 44
     Base Project Operating Expenses as defined in Paragraph 3 shall also include Landlord’s costs and expenses incurred as Landlord’s share of common area maintenance all as set forth in Article 29 of the underlying Land Lease between the Trustees of Princeton University as landlord and Landlord as tenant.

NOTICE REGARDING TENANT’S MOVING IN OR OUT
PARAGRAPH 45
     Two days prior to any move into or out of the Premises, Tenant must notify National Business Parks, as Agent for 100 & RW CRA LLC, of the following: the name of the Moving Company, Moving Company representative in charge of the move, and Moving Company’s phone number. All moves must be done during the work week (Monday through Friday, inclusive between the hours of 7:30 A.M. and 4:30 P.M.). No elevators will be available for move-in or move out Saturday, Sunday or holidays or after 4:30 P.M. on other days. The insurance evidence in the form required by Paragraph 19 hereof must be delivered to Landlord prior to commencement of the Tenant’s move into or out of the Premises.
OPTION TO TERMINATE LEASE
PARAGRAPH 46
     Tenant may terminate this Lease effective at the end of the thirty sixth month after the Commencement Date by providing Landlord six (6) months prior written notice and four (4) months’ Rent at the time of such notice. The cost of electing this option is limited to four (4) months’ Rent, but nothing herein shall limit Landlord’s ability to seek damages associated with any back Rent due or damages to the Premises.

SERVER CLOSET
Office
Office
Office
Office
Office
Kit.
7'-0"
4'-6" (HOLD THIS DIMENSION IN HALLWAY)
Recept.
Conf.Rm.
13'-0"
OFFICE
13'-0"
Open Area
17'-0"
10'-0"
3

PROPOSED LAYOUT FOR: VIA, SECOND FLOOR, 101 COLLEGE RD.EAST.PRINCETON.N.J.

The Auld Partnership
ARCHITECTURE PLANNING

EXISTING WALL TO BE EXTENDED

A

EXHIBIT B-1
LANDLORD’S WORK LETTER
     It is the intent of this Exhibit that Tenant shall be permitted reasonable freedom in the interior design and layout of its space, consistent with applicable building codes and sound architectural and construction practices in first class office buildings, provided that no interference is caused to the operation of the Building’s mechanical, heating, cooling or electrical systems or other building operations or functions, and no increase in maintenance or utility charges will be incurred by Landlord. Any additional costs of design, construction, operation or maintenance which results from Tenant’s deviations from Building Standard quantities or specifications shall be charged to Tenant.
A. IMPROVEMENTS
1. Landlord’s Work: Landlord (in accordance with applicable building codes and regulations), at its sole cost and expense, shall furnish and install in or for the benefit of the Premises pursuant to the plans and specifications referred to below, the following:
(a)	For divided-floor tenancies, all walls separating the Premises from areas or from other tenant space.

(b)	Interior core improvements, including men’s and women’s toilet rooms, telephone closets, electrical closet, janitorial closet and core walls.

(c)	Those Building Standard improvements as shown in the list of allowances as detailed in Exhibit B-2, and indicated as shown in Exhibit “A”.
     2. Tenant’s Work: All other improvements required by Tenant in the Premises shall be at the sole cost and expense of Tenant.
     3. Landlord’s Approval: Tenant’s Plan, as hereinafter defined, shall be subject to Landlord’s prior written approval (such approval not to be unreasonably withheld or delayed). If Tenant’s Plan requires any variance or any modifications of any existing site plan, Tenant will be responsible for obtaining all approvals required at Tenant’s sole cost and expense.
B. PLANS AND SPECIFICATIONS
     Tenant may use the services of the space planner retained by Landlord at no cost to Tenant, to prepare an initial space plan and one revision. Tenant may at its own expense employ other professional space planning assistance. If Tenant requests any additional work which is not provided in the Building Standard, Tenant shall be responsible for all costs resulting from such additional work, including but not limited to architectural and engineering charges, and any special permits or fees attributed thereto. In either event, both Landlord and Tenant shall conform with the applicable time schedule set forth below.

     1. Tenant Uses Landlord’s Space Planner: Tenant shall devote such time in consultation with Landlord’s space planner as shall be necessary to enable the latter to develop complete working drawings and specifications for Building Standard improvements for the Premises (which drawings and specifications are hereafter and in the foregoing Lease collectively called the “Tenant’s Plan”), showing thereon partitions, hardware, electrical and telephone outlets and special requirements (if any), light fixture locations, wall finishes, floor coverings, for Tenant’s review and approval. Upon such approval, Landlord will submit Tenant’s Plan, including items of work above Building Standard Allowance, to Landlord for determination of the cost of such work. Such costs for items of all work shall include a fee of 10% for overhead and 10% profit, to cover Landlord’s costs in administering the work. After approval by Tenant of such costs and before Landlord shall order that any work be commenced, Tenant shall pay the first one third in accordance with the following:
One third (1/3) at time of approval of costs.
One third (1/3) when work is 50% completed.
One third (1/3) upon completion.
     Tenant shall approve space plan and provide all information required for working drawings no later than 5 days upon receipt of same.
     The following maximum time periods shall be allowed for the following matters after the completion of the immediately preceding item:

Business Days
Allowed to Complete
(a)	Landlord to complete working drawings and specifications	20 days

(b)	Tenant gives Landlord its approval of working drawings and specifications with any required changes	3 days

(c)	Landlord quotes Tenant cost of work above Building Standard Allowance for non-standard items	5 days

(d)	Tenant reviews, approves excess cost and pays one third (1/3) thereof to Landlord	3 days

(e)	Landlord authorizes commencement of work	1 day

     2. Base Building Changes: If Tenant Plan necessitates revisions in the design of the base building or necessitates changes in the construction of the base building for which Landlord has previously contracted, Tenant shall be responsible for all costs resulting from such design revisions or construction changes, including but not limited to architectural and engineering changes, and any special permits for fees attributed thereto. Before Landlord shall authorize such design and/or construction changes, Tenant shall pay Landlord the full cost attributable thereto which includes a fee of 10% for overhead and 10% profit to cover Landlord’s costs in administering the work.
C. CONSTRUCTION
     1. By Landlord: All partitions, floors, ceilings, and doors shall be installed and all work involving or affecting the Building’s mechanical, electrical systems shall be performed by Landlord’s contractor. If any work is not performed by the Landlord during the course of this Lease, or is performed by Tenant’s own contractors, a fee of 10% of the total cost will be paid to the Landlord to cover the cost of coordination of Tenant’s work.
     2. By Tenant: Finish work in the Premises other than work described in the preceding paragraph, may be done by Tenant, in compliance with the following:
          (a) No such work shall proceed without Landlord’s prior written approval of (i) Tenant’s contractor; (ii) detailed plans and specifications for the work; and (iii) a certificate of workman’s compensation insurance in an amount and with a company and on a form acceptable to Landlord and a certificate of insurance in form and from an insurer acceptable to Landlord, showing Tenant or Tenant’s contractor to have in effect public liability, comprehensive general liability and property damage insurance with limits of not less than $1,000,000/$2,000,000 and $1,000,000 respectively. All such certificates except worker’s compensation shall be endorsed to show Landlord as an additional insured and such insurance shall be maintained by Tenant or Tenant’s contractor at all times during the performance of Tenant’s work.
          (b) All such work shall be done in conformity with applicable codes and regulations of governmental authorities having jurisdiction over the Building and premises and with valid building permits and other authorizations from appropriate governmental agencies when required shall be obtained by Landlord’s representative at Tenant’s sole expense. Any work not acceptable to the appropriate governmental agencies or not reasonably satisfactory to Landlord, shall be promptly replaced at Tenant’s expense. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility therefor. Tenant agrees to save and hold Landlord harmless for said work as provided in the Lease.
          (c) Tenant and Tenant’s contractors shall abide by all safety and construction laws, ordinances, rules and regulations. All work and deliveries shall be scheduled through Landlord. Entry by Tenant’s contractors shall be deemed to be under all the terms, covenants, provisions and conditions of the Lease. All Tenant’s materials, work, installations and decorations of any nature brought upon or installed in the Premises before the Lease Commencement Date shall be at Tenant’s risk, and neither Landlord nor any party acting on Landlord’s behalf shall be responsible for any damage thereto or loss or destruction thereof. Tenant shall not employ any contractor who in Landlord’s reasonable opinion may prejudice Landlord’s negotiations or relationships with Landlord’s contractors or subcontractors or the negotiations or relationship of those contractors or subcontractors with their employees, or may disturb harmonious labor relations.
          (d) Tenant shall reimburse Landlord for any extra expenses incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of cleanup which fails to comply with Landlord’s rules and regulations, or by reason of use of elevators outside normal working hours.
          (e) Tenant shall pay to Landlord a building service fee of ten percent (10%) of the total cost of Tenant’s work not done by Landlord’s contractor to cover Landlord’s cost of coordination of Tenant’s Work. Such building service fee shall be paid to Landlord at the time of Landlord’s approval of Tenant’s contractor(s) as provided in Paragraph 2(a) above.
          (f) Tenant’s contractors shall not post any signs on any part of the Building or the premises.
          (g) Tenant shall, upon Landlord’s request, provide Landlord with copies of bills and invoices for the cost of Tenant’s Work hereunder.
     3. Tenant’s Option to Use Landlord’s Contractor: Tenant may elect to have any of the work described in Paragraph 2 done by Landlord’s contractor at Tenant’s expense.
     4. Changes: If there are any changes requested by Tenant, after approval of Tenant’s Plan, Tenant shall be responsible for all costs including but not limited to permits and fees, architectural, engineering and related design expenses resulting from such changes. No such changes shall be made without prior written approval of Landlord (such approval not to be unreasonably withheld or delayed). Landlord shall not be responsible for delay in occupancy by Tenant because of changes to plans after approval by Tenant as outlined above. Upon completion of such revised working drawings and specifications, Landlord shall notify Tenant in writing of the cost which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant shall, within (5) business days, notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization and payment in full of the total costs of such change, addition or deletion, Landlord shall not be obligated to continue work on Tenant’s premises and may suspend work and Tenant shall be responsible and chargeable for any and all delays in the completion of the Premises resulting therefrom.
     5. Tenant’s Inspection: Tenant is authorized by Landlord to make periodic inspections of the Premises during construction provided that such inspections are made during reasonable business hours and that Tenant is accompanied by a representative of the Landlord. Tenant shall advise Landlord immediately in writing of any objection to the performance of such work.

D. ACCEPTANCE OF PREMISES
     When Landlord’s Work and Tenant’s Work is substantially completed in accordance with Tenant’s Plan except for the punch list items the Premises and/or Additional Space shall be considered acceptable for occupancy. Within five (5) business days of Landlord’s notice that Landlord’s Work and Tenant’s Work has been substantially completed, Tenant shall inspect the Premises and/or additional space, in the presence of Landlord and Landlord’s contractor in order to establish a punch list of items to be completed or corrected.
E. RESPONSIBILITY FOR DELAYS
     If Tenant shall cause any delay in the construction of the Premises, whether by reason of any failure by Tenant to comply with the applicable time schedule set forth in Paragraph Bl, or by Tenant’s requirement of materials or installations different from the Building Standard, or by delays in performance of completion by a party employed by Tenant, or by reason of building code problems arising from Tenant’s design, or by reason of changes in the work ordered by Tenant, then notwithstanding the provisions of the Lease or any other provision of this Exhibit, any such delay in completing the Premises shall not in any manner affect the Lease Commencement Date of the Tenant’s liability for the payment of rent set forth in the Lease.
F. INCORPORATED IN LEASE
     This Agreement is, and shall be incorporated by reference in the Lease and all of the terms and provisions of said Lease are and shall be incorporated herein by this reference.
G. BUILDING STANDARD ALLOWANCES
     Landlord, at Landlord’s expense, except as otherwise expressly specified in this Exhibit B-l and in the foregoing Lease, shall furnish and install in and to the Premises the following, all of which shall be of material, manufacture, design, capacity, finish and color of the Building Standard adopted by Landlord for the Building in accordance with the Tenant’s Plan. The Building Standard Allowances as attached represents a maximum to be provided at no cost to Tenant. Tenant shall receive no credit for unused items.

H. ELECTRICAL CONSUMPTION CALCULATION
     If Tenant’s electrical requirements exceed power designed to be provided to the Premises, in order to accurately calculate the power consumed by Tenant, Landlord at its option may require Tenant to install at Tenant’s cost a check meter. When no meter is required a survey of Tenant’s electrical consumption will be made at Tenant’s expense.
I. FINAL PAYMENT OF EXCESS COSTS
     If prior to Tenant’s occupancy of the Premises and/or Additional Space there is a default by Tenant in payment of the above, Landlord shall, in addition to all other legally allowable remedies, have the same rights as in the case of default in rent under the Lease. Tenant shall pay to Landlord the balance of all excess costs to complete Tenant’s Work and the entire amount of any extra expenses reasonably incurred by Landlord.
J. APPLICABILITY
     The terms and conditions of this Lease and Exhibit B-l apply from the date of the execution (by both parties) of this Lease, with the exception of Rent and Tenant electric which commences as per Paragraph 1.

EXHIBIT B-2
BUILDING STANDARD
100 SERIES
1. PARTITIONS
(a)	Partitions within the Demised Premises shall have 5/8” gypsum board on each side of 2-1/2” metal studs, 24” on center, taped and spackled to underside of finished ceiling. Partitions between the Demised Premises and corridor(s) and between the Demised Premises, and adjacent space shall have 5/8” fire code gypsum board, taped and spackled, on each side of 3-1/2” metal studs, 24” on center. Demising partitions and corridor partitions to have 1-1/2” (full thick) sound deadening insulation installed within from floor to underside of floor above.

(b)	There will be no jogs, curves or angles in any partition.

(c)	Vinyl base 4” high to be on all partitioning and existing walls and columns.
2. DOORS
(a)	All frames to be 16 gauge, pressed steel, painted.

(b)	Doors within Demised Premises to be 3’-0” x 7’-0” nominal x 1-3/4” solid core oak, rift cut, matched finish. Doors to have fire rating as required by applicable codes.
3. HARDWARE
(a)	Cylindrical latch sets, standard weight, on individual office doors within the Demised Premises.

(b)	Cylindrical lock sets, heavy duty, and closers on doors from corridor(s) on Demised Premises.

(c)	Lock sets and latch sets to be Schlage, Sargent, Yale, Russwin or equal, as selected by Landlord.

(d)	All lock sets shall be keyed to the Building master key system.

4. ACOUSTICAL CEILINGS
(a)	Lay-in acoustic tile ceilings, within Demised Premises, shall be 24” x 48” white mineral fiber (with 24” x 24” look), textured panels with white “T”- spline, as selected by Landlord.

(b)	Ceiling heights within Demised Premises to be nominal 9’-0”.

(c)	Direction of ceiling-grid to be as determined by Landlord.
5. FLOORING
Building standard carpet to be in all tenant areas where vinyl composition tile is not installed. All carpets will be selected from Landlord’s samples, or of equal quality.
6. PAINTING
(a)	Interior wall surfaces of gypsum board shall receive two (2) coats of flat latex paint, color to be selected by Tenant from Landlord’s samples.

(b)	All interior ferrous metal surfaces shall receive two (2) coats of alkyd semigloss enamel paint over shop-applied primer

(c)	All wood doors to receive one (1) coat of sealer and two (2) coats of clear polyurethane satin varnish.

(d)	Paint manufacturer to be Sherwin Williams, or approved equal, as selected by Landlord.
7. WINDOW COVERING
All exterior windows to receive Building Standard, narrow, horizontal aluminum slat blinds, Levelor or equal, as selected by Landlord.
8. ELECTRICAL SPECIFICATIONS
(a)	Lighting — Provide 2’ x 4’ 3L — 227V parabolic, heat removal fixture.

(b)	Power — Wall mounted duplex receptacles must meet all applicable codes.

(c)	The average electric load of the Demised Premises shall not exceed five (5) watts per square foot for lighting and power in office areas.

(d)	Landlord shall initially provide and install lamps and ballasts. Replacements of same shall be by Landlord, at Tenant’s expense.
9. FIRE AND LIFE SAFETY FEATURES
(a)	The Building is limited — sprinklered in all core areas and high hazard areas, storage, reprographics, etc.

(b)	Fire Alarm System consisting of manual pull boxes, annunciators, alarm bells, control panel, etc. shall be required per code.

(c)	Smoke detectors, ionization-type, in corridors, Tenant’s space, electrical equipment rooms, elevator machine rooms and ductwork where the air quantity is over 15,000 CFM. Firestats in the ductwork where air quantity is less than 15,000 CFM.

(d)	Battery back-up shall be required in the Building to operate all emergency and exit lighting fixtures in public areas and fire alarm system.
10. TELEPHONE/DATA WORK
(a)	The Landlord shall arrange for telephone service within the equipment room in the Building’s Core.

(b)	All telephone work and wiring in partitions, floors and ceilings are the responsibility of the Tenant, shall be paid for by Tenant, and coordinated with Landlord (Tenant’s contractor must be approved by Landlord). Landlord will coordinate work with other trades as required. Completion or non-completion of the telephone work will not delay Tenant’s acceptance of the Demised Premises or the payment of Rent. All electrical load centers, special wiring and plywood supplied by Landlord for telephone equipment shall be an extra cost to be paid by Tenant. Telephone company work is to meet all prevailing codes.
11. HVAC SPECIFICATIONS
(a)	Heating, ventilation and air-conditioning system shall be capable of maintaining the following interior conditions, subject to governmental regulations:
Summer — 78 degrees F (+2 degrees F) dry bulb and 50% relative humidity when outside temperature is 90 degrees F.

Winter — 68 degrees F when outside temperature is 14 degrees F.

(b)	The fan coil system with roof top chiller will have automatic thermostats mounted in the rooms or open spaces within the Demised Premises.

(c)	The fan coil units are connected to roof top chilled water loop with cooling coils, filters, mixing dampers and fan motor.

(d)	Tenant override timers are provided in electrical closet for after hours use.

(e)	The air supply distribution of the HVAC system for the Demised Premises shall be based on five (5) watts per square foot of total electrical load for all purposes. Occupancy rate is based on one (1) person per 200 square feet.

(f)	All heating will be provided from the area fan coil units with electric heating coils.

(g)	The control system for the heating will be by means of the same electric thermostats mounted in the rooms or open spaces within the Demised Premises as described in (11 b).

(h)	Zoning within Tenant’s Demised Premises shall provide interior and perimeter zones. The number of zones, as determined by Landlord, shall be based on orientation and total area occupied with average zones as follows:

Perimeter of areas — one (1) zone per 1,200 square feet

Interior areas — one (1) zone per 2,000 square feet

An average of 1 CFM per square foot will be delivered by the HVAC system within the Demised Premises. Diffusers supplying air will be spaced at 1 per 225 square feet.

(i)	If Tenant’s equipment (i.e. computers, business machines, etc.) or special uses (i.e. conference rooms, mailrooms, lunch rooms, etc.) require air-conditioning above and beyond Building Standard, as outlined said additional air conditioning (including cost of operation as stipulated in the Lease) shall be paid for by Tenant. Any special exhaust requirements will also be paid for by Tenant.

EXHIBIT “C”

COMMENCEMENT DATE MEMORANDUM
          THIS AGREEMENT made the ___day of                     , 2006, by and between 100 & RW CRA LLC (“Landlord”) and                     , with an office at                      , Princeton, New Jersey 08540 (“Tenant”).
WITNESSETH:
          WHEREAS, Landlord and Tenant entered into a lease dated (“Lease”) setting forth the terms of occupancy by Tenant of a portion of a Building located at                    , Princeton, New Jersey; and
          WHEREAS, the Lease is for a term of                    , with the “Target Commencement Date” of the term being defined as                      in Basic Lease Provisions of the Lease; and
          WHEREAS, it has been determined that                      is the actual Commencement Date of the Lease.
          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter set forth, it is agreed:
     1. The actual Commencement Date of the term of the Lease is                     and the termination date thereof is                     .
     2. This agreement is executed by the parties for the purpose of providing a record of the commencement and termination dates of the term of the Lease.

     IN WITNESS WHEREOF, the parties hereto have duly executed this instrument as of the day and year first above written.

100 & RW CRA LLC

		BY:	100 & RW CRA LLC Manager LLC, its Member

ATTEST:

BY:		BY:
	Name:		Name: John Zirinsky
	Title:		Title: President

ATTEST

BY:		BY:
	Name:		Name:
	Title:		Title

RULES AND REGULATIONS
Exhibit D
1. The sidewalks, halls, passages, elevators and stairways shall not be obstructed by any of the tenants nor used by them for any other purpose than for ingress and egress to and from their respective offices, nor shall they be used as a waiting or lounging place for tenant’s employees or those having business with tenants. The halls, passages, elevators, stairways and roofs are not for the use of the general public, and Landlord retains in all cases the right to control and prevent access to any part of said Building of all persons whose presence, in the judgement of Landlord or Landlord’s employees, may be prejudicial to the safety, character, reputation or interests of the Building and its tenants. In case of invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by closing the doors or otherwise, for the safety of tenants and the protection of property in said Building. During other than business hours, access to the Building may also be refused, unless the person seeking admission is known by Landlord’s agent in charge to have the right to enter the Premises therein or is properly identified. In order for Tenant’s employee(s) to be permitted to enter a locked and secured building, it is required that each such employee complete a “Security Access Card Request Form”. If this standard form is not completed in its entirety, Landlord may decline access to such employee. In addition, the production of a key to such premises may be required. Tenants will instruct the Building manager from time to time as to the number of persons to whom they desire passes issued for this purpose. It will be the responsibility of the Tenant to pick up any pass and key whenever the employment of the pass holder is discontinued. Landlord shall in no case be liable in damages for the admission or exclusion of any person from said Building.
2. The floors, walls, partitions, skylights, transoms that reflect or admit light into passageways or into any place in said Building shall not be covered or obstructed by any of the tenants. The toilet-rooms, sinks and other water apparatus shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, ashes, chemicals or refuse shall be thrown or placed therein. Any damage resulting from such misuses or abuse shall be borne and immediately paid by Tenant by whom or by whose employees it shall have been caused.
3. Nothing shall be placed by tenants or their employees on the outside of the Building.
4. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside or inside of said Building, unless of such character, color, size and material and in such places as shall be first designated by Landlord in writing. A sign painter authorized by Landlord will do such work at Tenant’s expense.
5. Tenant will see that the windows are closed and the doors securely locked each day before leaving the Building. Shades shall be of the material, style, form and color adopted by Landlord for the Building, and no tenant shall put up any that do not conform to such standards. Tenant shall have the right to remove such shades at the expiration of the lease.
6. Tenant, their employees or others shall not make or commit any improper noises or disturbances including foul odors of any kind in the Building, nor smoke in the elevators, mark or defile the elevators, bathrooms or interfere in any way with other tenants or those having business in the Building. Tenants shall be liable for all damage to the Building done by their employees. Cigar & pipe smoking will not be permitted anywhere in the Building.
7. No carpet, rug or other article shall be hung or shaken out of any window, and nothing shall be thrown by tenants or tenants’ employees nor be allowed by them to drop out of the windows or doors or down the passages or skylights of the Building; and no tenant shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substance into any of the corridors or halls, elevators or stairways of the Building, or into any of the light shafts or ventilators thereof.
8. No animals shall be kept in or about the Premises.
9. If the tenants desire to introduce signaling, telegraphic, telephonic or other wires and instruments, Landlord will contract with the electricians as to where and how the same are to be placed; and, without such direction, no placing boring or cutting for wires will be permitted. Landlord retains in all cases the right to require the placing and using of such electrical protecting devices to prevent the transmission of excessive currents of electricity into or through the Building, to require the changing of wires and of their placing an arrangement underground or otherwise as Landlord may reasonably direct, and further to require compliance on the part of all using or seeking access to such wires with such rules as Landlord may reasonably establish thereto; and, in the event of noncompliance by tenants or by those furnishing service by or using such wires or by others with the directions, requirements or rules, Landlord shall have the right to immediately cut, displace and prevent the use of such wires. Notice requiring such changing of wires and their replacing and rearrangement given by Landlord to any company or individual furnishing service by means of such wires to any tenant shall be regarded as notice to such tenants and shall take effect immediately. All wires used by tenants must be clearly tagged at the distributing boards and junction boxes and elsewhere in the Building and with the number of the office to which said wires lead and the purpose for which said wires respectively are used, together with the names of the company operating same.
10. A directory in a conspicuous place on the first floor, with the names of tenants, will be provided by Landlord at Landlord’s expense.
11. No varnish, stain, paint, linoleum, oil-cloth, rubber or other air-tight covering shall be laid or put upon the floors; nor shall articles be fastened to or holes drilled or nails or screws driven into walls, doors or partitions; nor shall the walls, doors or partitions be painted, papered or otherwise covered or in any way marked or broken; nor shall any tenant use any other method of heating than that provided by Landlord; without the written consent of Landlord, which consent shall not be unreasonably withheld.
12. The delivery of materials and other supplies to tenants in the Building will be permitted only under the reasonable direction, control and supervision of the Landlord.
13. The use of rooms as sleeping apartments is prohibited.
14. All entrance doors leading from the hallways are to be kept closed at all times.
15. Tenants must use designated parking lots only during hours of building operation. Tenant parking is restricted to main lots and is not permitted in any other area whatsoever including visitor, delivery or fire lane areas. It is expressly prohibited to allow overnight parking or storage of vehicles used by employees or in the course of business without prior written consent of Landlord, not to be unreasonably withheld.
Violation of this parking regulation will result in removal of the vehicle at the sole cost of tenant.
16. Tenants must adhere to all recycling mandates (as they may be required by local and state laws), and Landlord’s existing established procedure (s).
17. No smoking is permitted in the Premises or any other part of the Building.
18.No vending machine of any type are permitted in the Premises without the prior written consent of the Landlord, not to be unreasonably withheld.
19. All deliveries to and/or from the Building must be coordinated with the Building’s Management.

EXHIBIT E
COLLEGE PARK AT
PRINCETON FORRESTAL CENTER
JANITORIAL SPECIFICATIONS
General Cleaning
Cleaning Services provided five (5) days per week unless otherwise specified.

Cleaning hours Monday through Friday, between 6:00 p.m. and before 8:00 a.m. of the following day.

On the last day of the week work will be done after 6:00 p.m. Friday, but before 8:00 a.m. Monday.

No cleaning on holidays.

I.	Office Area

Furniture and fixtures within reach will be dusted and desktops will be wiped clean. However, desks with loose papers on top will not be cleaned.

Windowsills and baseboards to be dusted and washed when necessary.

Office wastepaper baskets will be emptied.

Cartons or refuse in excess of that which can be placed in wastebaskets will not be removed. Tenants are required to place such unusual refuse in trashcans.

Cleaner will not remove or clean tea or coffee cups or similar containers; also, if such liquids are spilled in wastebaskets, the wastebaskets will be emptied but not otherwise cleaned. All kitchen cleaning by Tenant.

Carpets will be vacuumed nightly.

All tile floors will be vacuumed nightly and wet mopped weekly.

Wipe clean all glass, brass and other bright work weekly.

Dust all pictures, charts, wall hangings monthly that are not reached in nightly cleaning.

Dust all vertical surfaces to include doors, bucks and partitions monthly.

Dust all ventilating louvers and other such installations monthly.

II.	Lavatories

All lavatory floors to be swept and washed with disinfectant nightly.

Tile walls and dividing partitions to be washed and disinfected weekly. Basins, bowls, urinals to be washed and disinfected daily.

Mirrors, shelves, plumbing work, bright work, and enamel surfaces cleaned nightly.

Waste receptacles will be emptied and cleaned and wash dispensaries to be filled with appropriate tissues, towels, and soap nightly.

III.	Main Lobby Elevators. Building Exterior and Corridors

Wipe and wash all floors in Main Lobby nightly.

Wipe and/or vacuum elevator floor nightly.

Polish floors weekly in elevator.

IV:	All windows interior and exterior will be cleaned once a year.

V:	Tenant will comply fully with the New Jersey State Recycling Mandates.

VI:	Tenant is responsible for the cleaning of Tenant’s laboratory area(s).

FIRST EXTENSION AND MODIFICATION OF LEASE
     THIS FIRST EXTENSION AND MODIFICATION OF LEASE (hereinafter “First Extension”) dated as of this 15th day of January, 2008, is by and between 100 & RW CRA LLC, having an office at 2 Research Way, Princeton (Plainsboro), NJ 08540, hereinafter referred to as “Landlord”, and VIA Pharmaceuticals, Inc., with an office located at 101 College Road East, Princeton, New Jersey 08540, hereinafter referred to as “Tenant”.
     WHEREAS, Landlord is the owner of a leasehold interest in certain land and the fee owner of a building thereon, hereinafter referred to as “Building”, and commonly known as 101 College Road East, Township of Plainsboro, County of Middlesex, State of New Jersey, 1,980 rentable square feet (“Original Premises”) of which were leased to Tenant by Lease dated July 24, 2006, made with Landlord; and
     WHEREAS, it is the mutual desire of the parties hereto to modify said Lease and Landlord will perform those improvements to the Premises as indicated on the attached Exhibit “A-1”.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree to modify said Lease as follows:
     1. Items 2, 3, 6, 7, 8 and 11 of the Basic Lease Provisions are amended to read as follows:
“2.	Rentable Area of Premises:

1,980 rentable square feet from September 1, 2006 until the First Extension Commencement Date (the First Extension Commencement Date shall be the date when Landlord has completed the construction shown on the attached Exhibit “A-1” and shall be memorialized by a First Extension Commencement Date Memorandum); and 4,979 rentable square feet from the First Extension Commencement Date until the date that is exactly four (4) years thereafter.

3.	Tenant’s Percentage Share:

3.66% (1,980/54,000) from November 15, 2004 until the First Extension Commencement Date; and

9.22% (4,979/54,000) from the First Extension Commencement Date until the date that is exactly four (4) years thereafter.”

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“6.	Basic Annual Rent:

$48,510.00 per annum from September 1, 2006 until the First Extension Commencement Date; and

$121,985.50 per annum from the First Extension Commencement Date through the date that is exactly four (4) years from the First Extension Commencement Date.

7.	Basic Monthly Rental Installments:

$4,042.50 per month from September 1, 2006 until the First Extension Commencement Date; and

$10,165.46 per month from the First Extension Commencement Date until the date that is exactly four (4) years from the First Extension Commencement Date.

8.	Term:

To run through the date that is exactly four (4) years after the First Extension Commencement Date.”

“11.	Parking Spaces: 21”
     2. Landlord shall perform the construction of the Tenant Improvements shown on the attached Exhibit “A-1” using Building Standard Materials.
     3. Provided that Tenant is not in material default in the payment of Basic Annual Rent, Additional Rent or any other amount due hereunder or in the performance of any covenant or obligation to be performed by Tenant hereunder, Landlord agrees that subject to previously held rights by other tenants (including existing rights of first refusal and renewal options contained in other leases) Landlord will not enter into any new lease for space, on the second floor of the Building in which the Premises are situated that is contiguous to Tenant’s space, to any prospective tenant who expresses to Landlord its intention to lease such space, unless Landlord shall first receive an acceptable bona fide offer from such prospective tenant for the lease of such space and Landlord shall have notified Tenant in writing of the name of the prospective tenant making the offer, the rental amount to be paid therefor and all pertinent details of the proposed Lease. The Landlord agrees that Tenant shall thereupon have the one-time right to lease said space upon the same terms and conditions as are contained in said offer, or the economic equivalent of those terms. Said right must be exercised within ten (10) days after Tenant’s receipt of said written notice of said offer by giving written notice to Landlord of the exercise of said right within said ten (10) day period. If Tenant shall fail to exercise its right to lease that particular space, Tenant shall be conclusively deemed to have forever waived and

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relinquished all rights to lease the particular space specified in the notice.
     4. Tenant hereby renews its obligations to Landlord for the full, prompt timely payment of all rent and any other sums of money required to be paid by Tenant during the term of said Lease as herein modified, and for the full, prompt and timely performance, compliance and observance of all terms contained in said Lease, as herein modified.
     5. Whenever the unmodified portions of said Lease affect, apply or refer to portions of said Lease herein modified, the unmodified portions are hereby made to affect, apply or refer to the modified portions with the same force and effects as if said Lease had been made by the parties herein with the aforesaid modification incorporated therein.
     6. The provisions hereof shall enure to the benefit of and be binding upon the respective successors and assigns of each of the parties hereto.
     7. Any terms of this First Extension and Modification of Lease will supersede any terms of the Lease that are inconsistent with the terms of this First Extension and Modification of Lease.

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     IN WITNESS WHEREOF, the Landlord and Tenant have respectively caused their corporate seals to be hereunto affixed and these presents to be signed by the respective duly authorized officers, the day and year first above written.

100 & RW CRA LLC

Attest:	BY:	100 & RW CRA Manager LLC, its Member

/s/ Marc L. DeCecchis Name: Marc L. DeCecchis	BY:	/s/ John Zirinsky Name: John Zirinsky
Title:Treasurer		Title: President

Attest:	VIA Pharmaceuticals, Inc.

/s/ Lawrence K. Cohen Name:Lawrence K. Cohen	BY:	/s/ James G. Stewart Name: James G. Stewart
Title: CEO & Pres		Title: SR VP – CFO

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